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                                                                    EXHIBIT 21.1
                  SUBSIDIARIES OF ALLIANCE MEDICAL CORPORATION
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Subsidiary                                           State of Incorporation
----------                                           ----------------------
Sterile Reprocessing Services, Inc.                  Texas

Crystal Medical Technologies, Inc.                   Nevada
         (dba ORRIS, Inc.)

Applied Medical Recovery, Inc.                       Arizona

Arizona Medical
Recovery & Reprocessing, L.L.C.                      Arizona


Applied Medical Technologies, L.L.C.                 Arizona



Paragon Health Care Corporation                      South Carolina

Paragon Reprocessing Services, Inc.                  Arkansas

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